10753 Macatawa Drive Holland, Michigan 49424
NEWS RELEASE
NASDAQ STOCK MARKET: FOR RELEASE: DATE:	MCBC Immediate July 25, 2013

Macatawa Bank Corporation Reports
Second Quarter 2013 Results

Holland, Michigan, July 25, 2013 – Macatawa Bank Corporation (Nasdaq: MCBC) today announced its results for the second quarter of 2013, continuing its trend of improvement in key operating metrics and financial performance.

●	Earnings of $2.6 million in the second quarter of 2013, or $3.8 million before tax compared to $3.2 million before tax in the second quarter of 2012
●	Growth in earnings due to significant reduction in costs associated with nonperforming assets – down 59% from a year ago
●	Total nonperforming assets decreased by $24.3 million, or 30%, from a year ago
●	Continued strengthening in loan portfolio quality – decrease in nonperforming loans from a year ago, improvement in weighted average grade of commercial loans, and continued low past due loan levels
●	Low net loan losses once again – net charge-offs of only $239,000 for the second quarter of 2013 and net loan recoveries in two of the last four quarters
●	Strong retail banking results – continued high mortgage loan origination volumes
●	Capital continued to grow – ratios were at their highest level in Company history at June 30, 2013

Macatawa reported net income available to common shares of $2.6 million, or $0.10 per diluted share, in the second quarter of 2013 compared to net income available to common shares of $3.2 million, or $0.12 per diluted share, for the second quarter of 2012.  For the first six months of 2013, the Company reported $5.1 million, or $0.19 per diluted share, compared to $7.7 million, or $0.28 per diluted share, for the same period in 2012.

"The Company's results for the second quarter 2013 reflect improved performance," said Richard L. Postma, Chairman of the Board of the Company.  "Once again, our earnings on a pre-tax, pre-provision for loan losses basis were better this quarter compared to the second quarter of the prior year.  At December 31, 2012, we reversed our deferred tax asset valuation allowance, so the second quarter 2013 results are shown net of tax.  This affects comparability to the second quarter 2012.  Also in the second quarter 2012, we recorded a larger negative provision for loan losses.  Considering these items, the second quarter 2013 shows a strong improvement over the second quarter 2012 results."

Mr. Postma continued: "While we improved in several performance measures, the main driver of the increase in pre-tax earnings compared to the second quarter 2012 was the reduction in nonperforming asset expenses, which decreased by $1.9 million. This significant cost reduction was accomplished through our focus on reducing the level of nonperforming assets.  Our nonperforming assets decreased by over $24 million from a year ago, which, in turn, resulted in the decrease in these costs associated with nonperforming assets.    Proceeds on sales of other real estate owned amounted to $8.1 million so far in 2013, bringing total nonperforming assets down to $56.6 million at June 30, 2013.  This is the lowest level of nonperforming assets for the Bank since the third quarter of 2007.”

Mr. Postma concluded: "We are pleased with the improvements in our operating performance.  With our focus on further reductions of nonperforming asset levels aided by an improving real estate market, we expect further decreases in expenses in coming quarters.   These expense reductions should lead to more consistent core earnings for our shareholders."

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Macatawa Bank Corporation 2Q Results / page 2 of 4

Operating Results
Net interest income for the second quarter 2013 totaled $10.5 million, a decrease of $20,000 from the first quarter 2013 and a decrease of $859,000 from the second quarter 2012.  Net interest margin was 3.15 percent, up 1 basis point from the first quarter 2013, and down 17 basis points from the second quarter 2012.  The net interest income and margin are being held down primarily due to reduced yields from the loan portfolio resulting from the low level of market interest rates and significant competitive loan pricing pressures.

Average interest earning assets for the second quarter 2013 decreased $17.1 million from the first quarter 2013 and were down $24.5 million from the second quarter 2012.

Non-interest income increased $248,000 in the second quarter 2013 compared to the first quarter 2013 and increased $211,000 from the second quarter 2012, primarily due to increases in deposit service charges.  The Bank continued its mortgage banking momentum by originating $33.4 million in loans for sale in the second quarter of 2013 compared to $29.8 million in loans for sale in the first quarter of 2013 and $32.9 million in loans for sale in the second quarter of 2012.  While refinancing activity began to decrease in the second quarter of 2013, the Bank was able to offset this reduction with increased loan originations related to purchases of homes.

Non-interest expense was $11.9 million for the second quarter 2013, compared to $11.6 million for the first quarter 2013 and $13.9 million for the second quarter 2012.  The largest fluctuations in non-interest expense related to costs associated with the administration and disposition of problem loans and non-performing assets, which increased $338,000 compared to the first quarter 2013 but were down $1.9 million compared to the second quarter 2012. FDIC insurance assessments declined $126,000 compared to the first quarter 2013 and declined $134,000 compared to the second quarter 2013 due primarily to the termination of the Bank's Memorandum of Understanding effective April 12, 2013.  Salaries and benefits were down $62,000 compared to the first quarter 2013 due to reduced expense associated with medical insurance in the second quarter 2013 and were up $9,000 compared to the second quarter 2012 due the reinstatement of the 401(k) plan matching contributions in the first quarter of 2013, which were mostly offset by decreases in medical insurance expense.

Federal income tax expense was $1.2 million for the second quarter 2013 compared to $1.1 million for the first quarter 2013 and $-0- for the second quarter 2012.  The Company reversed its deferred tax asset valuation allowance at December 31, 2012 resulting in a large benefit in the fourth quarter 2012.  Before this reversal, under accounting standards, the Company’s results reflected no tax provisions.

Asset Quality
As a result of the consistent improvements in nonperforming loans and past due loans over the past several quarters, and the reduction in historical loss ratios, a negative provision for loan losses of $1.0 million was recorded in the second quarter 2013.  Net loan charge-offs for the second quarter 2013 were $239,000, compared to first quarter 2013 net recoveries of $498,000 and second quarter 2012 net loan charge-offs of $521,000.  Total loans past due on payments by 30 days or more amounted to $6.7 million at June 30, 2013, up slightly from $6.6 million at March 31, 2013, down $1.2 million from $7.9 million at December 31, 2012, and down $185,000 from $6.9 million at June 30, 2012.

The allowance for loan losses of $22.2 million was 2.20 percent of total loans at June 30, 2013, compared to 2.23 percent of total loans at March 31, 2013, and 2.62 percent at June 30, 2012.    The coverage ratio of allowance for loan losses to nonperforming loans continued to grow and exceeded 2-to-1 coverage at 206.50 percent as of June 30, 2013, compared to 165.70 percent at March 31, 2013, and 143.97 percent at June 30, 2012.

At June 30, 2013, the Company's nonperforming loans were $10.8 million, representing 1.06 percent of total loans, the lowest level since the third quarter of 2006.  This compares to $14.2 million (1.35 percent of total loans) at March 31, 2013, and $18.9 million (1.82 percent of total loans) at June 30, 2012.  Other real estate owned was $45.8 million at June 30, 2013, compared to $51.6 million at both March 31, 2013 and December 31, 2012, down significantly from  $62.0 million at June 30, 2012. Total nonperforming assets, including other real estate owned and nonperforming loans, have decreased by $24.3 million, or 30.0 percent, from June 30, 2012 to June 30, 2013.

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Macatawa Bank Corporation 2Q Results / page 3 of 4

A break-down of non-performing loans is shown in the table below.

Dollars in 000s	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012

Commercial Real Estate	$5,701	$4,673	$7,255	$9,046	$11,117
Commercial and Industrial	4,081	8,781	7,657	7,206	6,173
Total Commercial Loans	9,782	13,454	14,912	16,252	17,290
Residential Mortgage Loans	619	298	447	771	978
Consumer Loans	373	422	644	339	611
Total Non-Performing Loans	$10,774	$14,174	$16,003	$17,362	$18,879

Residential Developer Loans (a)	$2,723	$2,265	$3,157	$5,183	$5,830

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in non-performing commercial loans secured by real estate.

Total non-performing assets were $56.6 million, or 3.83 percent of total assets, at June 30, 2013.  A break-down of non-performing assets is shown in the table below.

Dollars in 000s	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012

Non-Performing Loans	$10,774	$14,174	$16,003	$17,362	$18,879
Other Repossessed Assets	---	22	6	4	---
Other Real Estate Owned	45,845	51,593	51,582	57,778	62,046
Total Non-Performing Assets	$56,619	$65,789	$67,591	$75,144	$80,925

Balance Sheet, Liquidity and Capital
Total assets were $1,476.8 million at June 30, 2013, a decrease of $83.9 million from $1,560.7 million at December 31, 2012 and a decrease of $43.5 million from $1,520.3 million at June 30, 2012.  Total loans were $1,012.9 million at June 30, 2013, a decrease of $39.4 million from $1,052.3 million at December 31, 2012 and a decrease of $24.1 million from $1,037.0 million at June 30, 2012.

Commercial loans decreased by $40.2 million during the first half of 2013, partially offset by increases of $784,000 in our residential mortgage and consumer loan portfolios.  Commercial real estate loans were reduced by $23.3 million, as the Company continued its efforts to reduce exposure in these segments, and commercial and industrial loans decreased by $16.9 million during the same period.

The composition of the commercial loan portfolio is shown in the table below:

Dollars in 000s	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012

Construction and Development	$81,841	$88,670	$94,621	$95,322	$99,271
Other Commercial Real Estate	397,814	408,860	408,338	420,105	432,662
Commercial Loans Secured by Real Estate	479,655	497,530	502,959	515,427	531,933
Commercial and Industrial	242,759	259,145	259,700	218,839	221,628
Total Commercial Loans	$722,414	$756,675	$762,659	$734,266	$753,561

Residential Developer Loans (a)	$41,903	$45,598	$53,847	$51,653	$56,756

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in commercial loans secured by real estate.

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Macatawa Bank Corporation 2Q Results / page 4 of 4

Total deposits decreased to $1,199.6 million at June 30, 2013, down $86.7 million from $1,286.3 million at December 31, 2012.  While balances have decreased in this timeframe, the Bank has grown its total number of customer accounts.  The Bank continues to be successful at attracting and retaining core deposit customers.  Customer deposit accounts remain insured to the highest levels available under FDIC deposit insurance.

The Bank's regulatory capital ratios continued to improve in the second quarter 2013.  At June 30, 2013, all of the regulatory capital ratios for Macatawa Bank were maintained at levels comfortably above those required to be categorized as "well capitalized" under applicable regulatory capital guidelines.  Further, the Company and the Bank's risk based regulatory capital ratios at June 30, 2013 were at their highest levels in Company history.  The Bank was categorized as "well capitalized" at June 30, 2013.

About Macatawa Bank
Headquartered in Holland, Michigan, Macatawa Bank Corporation is the parent company for Macatawa Bank.  Through its banking subsidiary, the Company offers a full range of banking, investment and trust services to individuals, businesses, and governmental entities from a network of 26 full service branches located in communities in Kent County, Ottawa County, and northern Allegan County.  Services include commercial, consumer and real estate financing, business and personal deposit services, ATM's and Internet banking services, trust and employee benefit plan services, and various investment services.  The Company emphasizes its local management team and decision making, along with providing customers excellent service and superior financial products.

CAUTIONARY STATEMENT: This press release contains forward-looking statements that are based on management's current beliefs, expectations, assumptions, estimates, plans and intentions. Forward-looking statements are identifiable by words or phrases such as "trend," "continue," "expect," "should," "improving," "efforts," "further," "focus" and other similar words or phrases. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to trends in our key operating metrics and financial performance, future levels of profitability, our ability to further reduce nonperforming asset levels and related expenses and our ability to produce consistent core earnings. All statements with references to future time periods are forward-looking. Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including deferred tax assets) and other real estate owned and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. Our ability to sell other real estate owned at its carrying value or at all, utilize our deferred tax asset, successfully implement new programs and initiatives, increase efficiencies, maintain our current level of deposits and other sources of funding, maintain liquidity, respond to declines in collateral values and credit quality, improve profitability, and produce consistent core earnings is not entirely within our control and is not assured. The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and Macatawa Bank Corporation, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extend, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed in or implied by such forward-looking statements. Macatawa Bank Corporation does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2012. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

MACATAWA BANK CORPORATION
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

(Dollars in thousands except per share information)
	Three Months Ended		Six Months Ended
	June 30		June 30
EARNINGS SUMMARY	2013	2012	2013	2012
Total interest income	$12,307	$13,900	$24,740	$27,998
Total interest expense	1,844	2,578	3,793	5,396
Net interest income	10,463	11,322	20,947	22,602
Provision for loan losses	(1,000)	(1,750)	(1,750)	(5,350)
Net interest income after provision for loan losses	11,463	13,072	22,697	27,952

NON-INTEREST INCOME
Deposit service charges	976	776	1,888	1,571
Net gains on mortgage loans	708	780	1,533	1,251
Trust fees	625	598	1,213	1,207
Other	1,902	1,846	3,540	3,682
Total non-interest income	4,211	4,000	8,174	7,711

NON-INTEREST EXPENSE
Salaries and benefits	5,732	5,723	11,525	11,443
Occupancy	905	941	1,851	1,912
Furniture and equipment	845	858	1,595	1,685
FDIC assessment	345	479	817	1,188
Administration and disposition of problem assets	1,299	3,190	2,261	6,249
Other	2,749	2,695	5,407	5,515
Total non-interest expense	11,875	13,886	23,456	27,992
Income before income tax	3,799	3,186	7,415	7,671
Income tax expense	1,196	-	2,338	-

Net income	$2,603	$3,186	$5,077	$7,671
Dividends declared on preferred shares	-	-	-	-
Net income available to common shares	$2,603	$3,186	$5,077	$7,671

Basic earnings per common share	$0.10	$0.12	$0.19	$0.28
Diluted earnings per common share	$0.10	$0.12	$0.19	$0.28
Return on average assets	0.70%	0.85%	0.69%	1.02%
Return on average equity	7.74%	12.59%	7.62%	15.59%
Net interest margin	3.15%	3.32%	3.14%	3.32%
Efficiency ratio	80.93%	90.63%	80.55%	92.34%

MACATAWA BANK CORPORATION
BALANCE SHEET DATA	June 30	December 31	June 30
Assets	2013	2012	2012
Cash and due from banks	$27,605	$33,556	$25,673
Federal funds sold and other short-term investments	129,849	192,802	218,721
Interest-bearing time deposits in other financial institutions	25,000	-	-
Securities available for sale	129,659	123,497	96,518
Securities held to maturity	5,380	4,300	300
Federal Home Loan Bank Stock	11,236	11,236	11,236
Loans held for sale	4,553	8,130	6,630
Total loans	1,012,887	1,052,348	1,036,965
Less allowance for loan loss	22,248	23,739	27,180
Net loans	990,639	1,028,609	1,009,785
Premises and equipment, net	53,302	53,576	54,534
Bank-owned life insurance	27,162	26,804	26,404
Other real estate owned	45,845	51,582	62,046
Other assets	26,598	26,626	8,488

Total Assets	$1,476,828	$1,560,718	$1,520,335

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$318,981	$339,520	$330,626
Interest-bearing deposits	880,597	946,741	904,891
Total deposits	1,199,578	1,286,261	1,235,517
Other borrowed funds	90,658	91,822	127,489
Subordinated debt	1,650	1,650	1,650
Long-term debt	41,238	41,238	41,238
Other liabilities	10,452	9,240	12,042
Total Liabilities	1,343,576	1,430,211	1,417,936

Shareholders' equity	133,252	130,507	102,399

Total Liabilities and Shareholders' Equity	$1,476,828	$1,560,718	$1,520,335

MACATAWA BANK CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited)

(Dollars in thousands except per share information)
	Quarterly					Year to Date
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
	2013	2013	2012	2012	2012	2013	2012
EARNINGS SUMMARY
Net interest income	$10,463	$10,483	$10,968	$13,892	$11,322	$20,947	$22,602
Provision for loan losses	(1,000)	(750)	(500)	(1,250)	(1,750)	(1,750)	(5,350)
Total non-interest income	4,211	3,963	3,811	4,106	4,000	8,174	7,711
Total non-interest expense	11,875	11,581	12,903	12,388	13,886	23,456	27,992
Federal income tax expense (benefit)	1,196	1,142	(18,858)	275	-	2,338	-
Net income	2,603	2,473	21,234	6,585	3,186	5,077	7,671
Dividends declared on preferred shares	-	-	-	-	-	-	-
Net income available to common shares	$2,603	$2,473	$21,234	$6,585	$3,186	$5,077	$7,671

Basic earnings per common share	$0.10	$0.09	$0.78	$0.24	$0.12	$0.19	$0.28
Diluted earnings per common share	$0.10	$0.09	$0.78	$0.24	$0.12	$0.19	$0.28

MARKET DATA
Book value per common share	$3.68	$3.68	$3.59	$2.82	$2.56	$3.68	$2.56
Tangible book value per common share	$3.68	$3.68	$3.59	$2.82	$2.56	$3.68	$2.56
Market value per common share	$5.04	$5.41	$2.89	$3.09	$3.41	$5.04	$3.41
Average basic common shares	27,260,748	27,211,603	27,098,608	27,082,825	27,082,825	27,185,505	27,082,825
Average diluted common shares	27,260,748	27,211,603	27,098,608	27,082,825	27,082,825	27,185,505	27,082,825
Period end common shares	27,261,325	27,253,825	27,203,825	27,082,825	27,082,825	27,261,325	27,082,825

PERFORMANCE RATIOS
Return on average assets	0.70%	0.66%	5.75%	1.74%	0.85%	0.68%	1.02%
Return on average equity	7.74%	7.50%	76.30%	25.18%	12.59%	7.62%	15.59%
Net interest margin (fully taxable equivalent)	3.15%	3.14%	3.26%	4.02%	3.32%	3.14%	3.32%
Efficiency ratio	80.93%	80.17%	87.31%	68.83%	90.63%	80.55%	92.34%
Full-time equivalent employees (period end)	360	365	365	364	373	360	373

ASSET QUALITY
Gross charge-offs	$698	$643	$2,485	$615	$899	$1,341	$4,396
Net charge-offs	$238	$(498)	$2,032	$(341)	$521	$(260)	$(889)
Net charge-offs to average loans (annualized)	0.09%	-0.19%	0.79%	-0.13%	0.20%	-0.05%	-0.17%
Nonperforming loans	$10,774	$14,174	$16,003	$17,362	$18,879	$10,774	$18,879
Other real estate and repossessed assets	$45,845	$51,615	$51,588	$57,782	$62,046	$45,845	$62,046
Nonperforming loans to total loans	1.06%	1.35%	1.52%	1.70%	1.82%	1.06%	1.82%
Nonperforming assets to total assets	3.83%	4.36%	4.33%	4.95%	5.33%	3.83%	5.33%
Allowance for loan losses	$22,248	$23,487	$23,739	$26,271	$27,180	$22,248	$27,180
Allowance for loan losses to total loans	2.20%	2.23%	2.26%	2.58%	2.62%	2.20%	2.62%
Allowance for loan losses to nonperforming loans	206.50%	165.70%	148.34%	151.31%	143.97%	206.50%	143.97%

CAPITAL & LIQUIDITY
Average equity to average assets	9.03%	8.76%	7.54%	6.90%	6.73%	8.89%	6.55%
Tier 1 capital to average assets (Consolidated)	10.85%	10.45%	10.35%	9.53%	9.00%	10.85%	9.00%
Total capital to risk-weighted assets (Consolidated)	16.12%	15.35%	14.98%	14.91%	14.18%	16.12%	14.18%
Tier 1 capital to average assets (Bank)	10.72%	10.35%	10.28%	9.50%	9.09%	10.72%	9.09%
Total capital to risk-weighted assets (Bank)	15.80%	14.98%	14.55%	14.35%	13.57%	15.80%	13.57%

END OF PERIOD BALANCES
Total portfolio loans	$1,012,887	$1,051,009	$1,052,348	$1,019,185	$1,036,965	$1,012,887	$1,036,965
Earning assets	1,320,540	1,348,565	1,388,582	1,368,615	1,364,592	1,320,540	1,364,592
Total assets	1,476,828	1,507,438	1,560,718	1,517,117	1,520,335	1,476,828	1,520,335
Deposits	1,199,578	1,231,390	1,286,261	1,244,748	1,235,517	1,199,578	1,235,517
Total shareholders' equity	133,252	132,905	130,507	109,431	102,399	133,252	102,399

AVERAGE BALANCES
Total portfolio loans	$1,035,564	$1,048,984	$1,028,029	$1,028,199	$1,047,248	$1,042,237	$1,055,703
Earning assets	1,331,557	1,348,703	1,331,768	1,367,166	1,356,054	1,340,082	1,353,168
Total assets	1,489,887	1,506,722	1,475,895	1,516,374	1,505,217	1,498,258	1,501,616
Deposits	1,212,089	1,232,489	1,222,422	1,245,112	1,222,837	1,222,232	1,214,060
Total shareholders' equity	134,537	131,941	111,317	104,609	101,236	133,246	98,380